KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP           1601 K Street, N.W.
                                                      Washington, DC 20006-1600
                                                      202.778.9000
                                                      Fax 202.778.9100
                                                      www.klng.com


                                January 27, 2006

Neuberger Berman Equity Funds
605 Third Avenue, Second Floor
New York, NY  10158-0180

Ladies and Gentlemen:

      We have acted as counsel to Neuberger Berman Equity Funds, a statutory trust formed under the laws of the State of Delaware (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 114 to the Trust's Registration Statement on Form N-1A (File Nos. 2-11357; 811-582) (the "Post-Effective Amendment"), registering an indefinite number of Institutional Class shares of beneficial interest of the series of the Trust that are listed on Schedule A hereto (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act").

      You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust Instrument, as amended, and By-Laws of the Trust, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

      Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

      2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and nonassessable.

      This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not

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Neuberger Berman Equity Funds
January 27, 2006
Page 2


thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.



                               Very truly yours,

                               /s/ Kirkpatrick & Lockhart Nicholson Graham LLP

                               Kirkpatrick & Lockhart Nicholson Graham LLP



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                                   SCHEDULE A

                   -----------------------------------------
                                     SERIES
                   -----------------------------------------

                   Neuberger Berman Fasciano Fund


                   Neuberger Berman Focus Fund


                   Neuberger Berman Guardian Fund


                   Neuberger Berman Manhattan Fund


                   Neuberger Berman Millennium Fund


                   Neuberger Berman Partners Fund


                   Neuberger Berman Regency Fund


                   Neuberger Berman Socially Responsive Fund

                   -----------------------------------------